UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2024

TYRA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40800	83-1476348
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2656 State Street Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)

(619) 728-4760

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TYRA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 1, 2024, Tyra Biosciences, Inc. (the Company) entered into a securities purchase agreement (the Purchase Agreement) with the purchasers named therein (the Purchasers), for the private placement (the Private Placement) of (i) 9,286,023 shares (the Shares) of the Company’s common stock, par value $0.0001 per share (the Common Stock), at a price of $13.01 per Share, and (ii) with respect to certain Purchasers, pre-funded warrants to purchase an aggregate of 6,087,230 shares of Common Stock (the Pre-Funded Warrants) in lieu of shares of Common Stock, at a purchase price of $13.009 per Pre-Funded Warrant (the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the Warrant Shares). The aggregate gross proceeds for the Private Placement are expected to be approximately $200 million, before deducting offering expenses. The Private Placement is expected to close on February 6, 2024, subject to customary closing conditions. The Private Placement is being conducted in accordance with applicable Nasdaq rules and was priced to satisfy the “Minimum Price” requirement (as defined in the Nasdaq rules).

The Company intends to use the net proceeds from the Private Placement to advance the clinical development of TYRA-300 and TYRA-200, to advance its preclinical programs, and for drug discovery, working capital and general corporate purposes.

Each Pre-Funded Warrant will have an exercise price of $0.001 per share of Common Stock, will be immediately exercisable on the date of issuance and will not expire. Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant, which, upon giving effect to such exercise, would cause a holder (together with its affiliates) to own more than a specified beneficial ownership limitation of either 4.99%, 9.99% or 19.99% (as selected by such holder prior to the issuance of the Pre-Funded Warrant) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company.

The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant will be subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

In the event of certain fundamental transactions (as described in the Pre-Funded Warrants), a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or property that such holder would have received had they exercised in full the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (the SEC) within 45 days after the closing of the Private Placement (subject to certain exceptions) for purposes of registering the resale of the Shares and the Warrant Shares, to use its reasonable best efforts to have such registration statement declared effective within the time period set forth in the Purchase Agreement, and to keep such registration statement effective until the earliest of (i) the time as all of the Shares and Warrant Shares purchased by the Purchasers pursuant to the terms of the Purchase Agreement have been sold pursuant to the registration statement, or (ii) such time as the Shares and Warrant Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended (the Securities Act).

Pursuant to the Purchase Agreement, the Company and the Company’s executive officers and directors agreed not to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for 60 days (or with respect to the Company, the earlier of 60 days after the closing or the effective date of the registration statement).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchasers represented that they were accredited investors within the meaning of Rule 501 of Regulation D and were acquiring the securities for investment only and with no present intention of distributing any of such securities or any arrangement regarding the distribution thereof. The securities were offered without any general solicitation by the Company or its representatives. The securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the Purchase Agreement and Pre-Funded Warrant does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and form of Pre-Funded Warrant, which are filed as Exhibit 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated in this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On February 2, 2024, the Company issued a press release announcing that it has entered into the Purchase Agreement. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

4.1	Form of Pre-Funded Warrant

10.1	Securities Purchase Agreement, dated February 1, 2024, by and between Tyra Biosciences, Inc. and each of the purchasers party thereto.

99.1	Press Release dated February 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Statements in this report that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements regarding the completion of the Private Placement and the anticipated use of proceeds therefrom, and related to the anticipated filing of a registration statement to cover the resale of Shares and Warrant Shares. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Private Placement, as well as risks and uncertainties inherent in the Company’s business described in the Company’s prior press releases and the Company’s filings with the SEC, including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2022 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYRA BIOSCIENCES, INC.

Date: February 5, 2024	By:	/s/ Ali Fawaz
	Name:	Ali Fawaz
	Title:	General Counsel and Secretary